SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 16, 2007

AEP GENERATING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

0-18135	Ohio	31-1033833
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

AEP Generating Company (“AEGCo”), a subsidiary of American Electric Power Company, Inc. (“AEP”), completed the purchase of the Lawrenceburg Generating Station from an affiliate of Public Service Enterprise Group for approximately $325 million. AEGCo used cash from an equity contribution from AEP and short-term indebtedness, which it expects to refund with long-term debt, to purchase the facility. The Lawrenceburg facility, adjacent to a generating facility owned by an AEP utility subsidiary in Lawrenceburg, Indiana, is a combined-cycle, natural-gas power plant with a generating capacity of 1,096 megawatts.

Item 9.01. Financial Statement and Exhibits

      (a) Not applicable

(b) Not applicable

(c) Exhibits

99.1	Purchase and Sale Agreement [incorporated by reference to AEP Generating Company’s Current Report on Form 8-K dated January 2, 2007, Exhibit No. 1]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AEP GENERATING COMPANY

By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer
Title:	Assistant Secretary

May 21, 2007

EXHIBIT INDEX

Exhibit Number	Description

1	Purchase and Sale Agreement [incorporated by reference to AEP Generating Company’s Current Report on Form 8-K dated January 2, 2007, Exhibit No. 1]